                                                                      EXHIBIT 99
[ALLETE LOGO]

                                            For Release:       January 30, 2004
                                            CONTACT:           Eric Olson
                                                               218-723-3947
                                                               eolson@allete.com

                                            INVESTOR           Tim Thorp
                                            CONTACT:           218-723-3953
                                                               tthorp@allete.com
NEWS

       ALLETE 2003 EARNINGS FROM CONTINUING OPERATIONS INCREASE 18 PERCENT
       -------------------------------------------------------------------

DULUTH, Minn.-- ALLETE, Inc. (NYSE: ALE) today reported 2003 earnings of $2.84 per share, compared with $1.68 per share in 2002, an increase of 69 percent. Net income was $236 million in 2003 on revenue of $1.62 billion, compared with prior year net income of $137 million on revenue of $1.49 billion. Earnings from continuing operations rose 18 percent year over year to $1.72 per share, compared with $1.46. Earnings from discontinued operations included a $71.6 million, or $0.86 per share, gain related to the sale of substantially all of our Water Services businesses.

"ALLETE had a very successful year, exceeding our stated performance goals," said Dave Gartzke, ALLETE Chairman. "Our Automotive Services and Energy Services businesses both surpassed their earnings objectives, and we achieved a key strategic objective by substantially completing the sale of our Water Services holdings in Florida, the proceeds from which were used to repay debt and strengthen our balance sheet."

2003 YEAR-END RESULTS
---------------------

AUTOMOTIVE SERVICES reported 22 percent earnings growth for the year due mainly to increased sales, lower interest expense and improved margins. Net income was $115 million in 2003, compared with $94 million for the prior year. Automotive Services revenue was $922 million versus $836 million last year, a 10 percent increase. ADESA sold 69,000 more used vehicles than in 2002, an increase of 4 percent. The used vehicle conversion rate at ADESA was 61 percent in 2003, compared with 59 percent in 2002. Sales of salvage vehicles at ADESA Impact rose by 9 percent over last year. At AFC, units financed increased by about 4,000 and bad debt expense was down reflecting the improved credit quality of the portfolio.

Net income at ENERGY SERVICES was $42 million in 2003, a slight increase over the prior year due mainly to sales of nonregulated generation from the Taconite Harbor facility and improved power prices. Energy Services revenue grew by 5 percent in the year to $660 million. The performance at Taconite Harbor in 2003 was offset by increased pension and benefit costs, and the performance of the Kendall County facility. The Kendall County facility operated at a loss in 2003 due to negative spark spreads (the differential between electric and natural gas prices) in the wholesale power market. This resulted in an inability to cover the fixed capacity charge on approximately 175 megawatts. Energy Services also incurred costs to exit the Split Rock Energy partnership.

ALLETE's Florida real estate operations posted a 26 percent increase in net income over the prior year, earning $14.1 million compared to $11.2 million last year.

Net income from discontinued operations increased by $75 million year over year primarily due to the gains recorded from the sale of the Water Services businesses.

                                     (more)
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ALLETE NEWS RELEASE                                                       PAGE 2
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Using both the proceeds from the sale of Water Services and internally generated cash, ALLETE repaid $360 million in debt and $75 million in manditorily redeemable preferred securities during 2003. By year end, ALLETE significantly strengthened its balance sheet and reduced its debt to total capital percentage to 36 percent (down from 46 percent at December 31, 2002), and improved its liquidity as illustrated by its current ratio of 1.3 (up from 0.9 at December 31, 2002).

FOURTH QUARTER 2003 RESULTS
---------------------------

Fourth quarter earnings from continuing operations doubled those of the prior year, bolstered by a 66 percent increase at AUTOMOTIVE SERVICES compared with the fourth quarter of 2002.

ADESA sold 7 percent more vehicles and ADESA Impact sold 9 percent more salvage vehicles in the quarter compared with the quarter a year ago. ADESA used vehicle auctions benefited from a significantly higher conversion rate, while same-store salvage sales in the U.S. climbed 13 percent in the quarter.

Earnings for the quarter grew by 47 percent at ENERGY SERVICES compared with the quarter last year (including one-time charges incurred in the fourth quarter of 2002). While total electric sales for the quarter were about the same as last year, higher wholesale power prices helped improve 2003 earnings.

Fourth quarter results were also impacted by two large real estate sales and reduced debt expense in 2003, and the liquidation of the securities portfolio in 2002.

2003 STRATEGIC REVIEW
---------------------

Significant strategic goals were attained during 2003 by ALLETE:

     -  Substantially completing the sale of our Water Services businesses
     -  Strengthening our balance sheet
     - Adding three board members with automotive expertise: Thomas Cunningham, Dennis Green and Deborah Weinstein
     - Adding new ADESA auction facilities in two key markets - Long Island and Atlanta
     -  Strengthening management at Automotive Services

In October, 2003 ALLETE announced its intention to separate its Automotive Services business into a publicly traded company to be named ADESA, with completion expected by mid-2004. A conference call will be scheduled for a later date as details are finalized.

"The changes at ALLETE should be viewed with an eye on the future as well as on the success of our past accomplishments," Gartzke said. "We've been committed to long-term shareholder value creation, and this will continue as ALLETE begins an exciting new chapter in its history."

ALLETE's corporate headquarters are located in Duluth, Minnesota. ALLETE's holdings include ADESA, the second largest used vehicle auction network in North America; AFC, the leading provider of independent auto dealer financing; Minnesota Power, a low-cost electric utility that serves some of the largest industrial customers in the United States; and significant real estate holdings in Florida. For more information about ALLETE, visit the company's Web site at www.allete.com.

THE STATEMENTS CONTAINED IN THIS RELEASE AND STATEMENTS THAT ALLETE MAY MAKE ORALLY IN CONNECTION WITH THIS RELEASE THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES AND INVESTORS ARE DIRECTED TO THE RISKS
DISCUSSED IN DOCUMENTS FILED BY ALLETE WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                    ####

                         [RECYCLE LOGO] RECYCLED PAPER
          ALLETE - 30 WEST SUPERIOR STREET, DULUTH, MINNESOTA 55802
                                WWW.ALLETE.COM

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ALLETE NEWS RELEASE                                                       PAGE 3
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
                                                          ALLETE, INC.
                                                CONSOLIDATED STATEMENT OF INCOME
                                         FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002
                                                Millions Except Per Share Amounts
                                                                                 QUARTER ENDED                    YEAR ENDED
                                                                              2003            2002            2003           2002
-----------------------------------------------------------------------------------------------------------------------------------

OPERATING REVENUE
     Energy Services                                                        $158.0          $160.9          $  659.6       $  626.0
     Automotive Services                                                     222.3           200.1             922.3          835.8
     Investments                                                               8.6             3.3              36.9           32.5
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         Total Operating Revenue                                             388.9           364.3           1,618.8        1,494.3
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OPERATING EXPENSES
     Fuel and Purchased Power                                                 55.3            63.2             252.5          234.8
     Operations                                                              271.9           264.4           1,064.7          997.9
     Interest                                                                 16.5            16.4              66.6           70.5
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         Total Operating Expenses                                            343.7           344.0           1,383.8        1,303.2
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OPERATING INCOME FROM CONTINUING OPERATIONS                                   45.2            20.3             235.0          191.1
INCOME TAX EXPENSE                                                            16.6             6.6              91.9           72.2
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INCOME FROM CONTINUING OPERATIONS                                             28.6            13.7             143.1          118.9
INCOME FROM DISCONTINUED OPERATIONS - NET OF TAX                              71.5             4.4              93.3           18.3
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NET INCOME                                                                  $100.1          $ 18.1          $  236.4       $  137.2
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AVERAGE SHARES OF COMMON STOCK
     Basic                                                                    83.6            81.8              82.8           81.1
     Diluted                                                                  84.3            82.3              83.3           81.7
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EARNINGS PER SHARE OF COMMON STOCK
     Basic   - Continuing Operations                                         $0.34           $0.17             $1.72          $1.47
               Discontinued Operations                                        0.86            0.05              1.13           0.22
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                                                                             $1.20           $0.22             $2.85          $1.69
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     Diluted - Continuing Operations                                         $0.34           $0.17             $1.72          $1.46
               Discontinued Operations                                        0.86            0.05              1.12           0.22
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                                                                             $1.20           $0.22             $2.84          $1.68
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DIVIDENDS PER SHARE OF COMMON STOCK                                        $0.2825          $0.275             $1.13          $1.10
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

                                  ALLETE, INC.
                           CONSOLIDATED BALANCE SHEET
                FOR THE PERIODS ENDED DECEMBER 31, 2003 AND 2002
                                    Millions

                                                 2003         2002

--------------------------------------------------------------------
ASSETS
Current Assets                                 $  695.4     $  658.4
Property, Plant and Equipment                   1,499.0      1,364.7
Investments                                       204.6        170.9
Goodwill                                          509.3        499.8
Discontinued Operations                            87.9        346.1
Other                                             105.1        107.3


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TOTAL ASSETS                                   $3,101.3     $3,147.2
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LIABILITIES AND SHAREHOLDERS' EQUITY
Notes Payable                                  $   53.0     $   74.5
Long-Term Debt Due Within One Year                 37.5        283.7
Other Current Liabilities                         435.7        380.0
Long-Term Debt                                    747.7        696.4
Mandatorily Redeemable Preferred Securities           -         75.0
Other Liabilities                                 322.2        277.4
Discontinued Operations                            45.0        127.8
Shareholders' Equity                            1,460.2      1,232.4
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TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY     $3,101.3     $3,147.2
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

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ALLETE NEWS RELEASE                                                       PAGE 4
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

                                                                         QUARTER ENDED                             YEAR ENDED
                                                                          DECEMBER 31,                            DECEMBER 31,
ALLETE, INC.                                                         2003             2002                  2003             2002
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NET INCOME
Millions
   Energy Services                                                  $  8.1            $ 5.5                 $ 42.4           $ 41.8
   Automotive Services                                                24.8             14.9                  114.8             94.2
   Investments and Corporate Charges                                  (4.3)            (6.7)                 (14.1)           (17.1)
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   Income from Continuing Operations                                  28.6             13.7                  143.1            118.9
   Income from Discontinued Operations                                71.5              4.4                   93.3             18.3
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     Net Income                                                     $100.1            $18.1                 $236.4           $137.2
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DILUTED EARNINGS PER SHARE

   Continuing Operations                                             $0.34            $0.17                  $1.72            $1.46
   Discontinued Operations                                            0.86             0.05                   1.12             0.22
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                                                                     $1.20            $0.22                  $2.84            $1.68
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STATISTICAL DATA

CORPORATE
     Common Stock
         High                                                       $31.00           $23.80                 $31.00           $31.10
         Low                                                        $27.05           $18.65                 $18.75           $18.50
         Close                                                      $30.60           $22.68                 $30.60           $22.68

     Book Value                                                     $16.73           $14.39                 $16.73           $14.39

ENERGY SERVICES
     Millions of Kilowatthours Sold
         Regulated Utility
              Retail
                Residential                                          278.4            285.7                1,065.4          1,044.4
                Commercial                                           322.1            319.9                1,285.6          1,257.0
                Industrial                                         1,649.0          1,795.4                6,558.2          6,946.2
                Other                                                 19.9             20.9                   79.2             77.4
              Resale                                                 505.9            395.4                2,155.3          1,806.7
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                                                                   2,775.3          2,817.3               11,143.7         11,131.7
         Nonregulated                                                361.7            321.3                1,462.3          1,149.2
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                                                                   3,137.0          3,138.6               12,606.0         12,280.9

AUTOMOTIVE SERVICES
         Vehicles Sold
              Used                                                 419,000          393,000              1,810,000        1,741,000
              Salvage                                               48,000           44,000                191,000          175,000
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                                                                   467,000          437,000              2,001,000        1,916,000

         Conversion Rate - Used Vehicles                             59.5%            55.1%                  61.0%            59.0%

         Vehicles Financed                                         238,000          231,000                950,000          946,000